Sub-Item 77Q1(e): Copies of Any New or Amended Investment Advisory Contracts

Amended Annex A dated June 11, 2015 to the Management Agreement dated April 30, 1997 between Registrant,
 Goldman Sachs Asset Management, L.P.,
 Goldman Sachs Fund Management L.P.
and Goldman Sachs Asset Management International is incorporated herein by reference to Exhibit
(d)(9) to Post-Effective Amendment No. 481 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on July 31,
2015 (Accession No. 0001193125-15-273155).

Amended Annex A dated August 13, 2015 to the
 Management Agreement dated April 30, 1997 between
 Registrant, Goldman Sachs Asset Management, L.P.,
Goldman Sachs Fund Management L.P. and
Goldman Sachs Asset Management International is incorporated herein by reference to Exhibit (d)(9)
 to Post-Effective Amendment No. 494 to the Registrants
 Registration Statement on Form N-1A filed with the Securities and Exchange Commission on August 31, 2015
 (Accession No. 0001193125-15-308337).